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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-167026 and 333-168304 and Form S-8 Nos. 333-159096, 333-165933 and 333-170891 of Golden Minerals Company of our report to the Board of Directors and Shareholders of Golden Minerals Company dated February, 16, 2011 relating to the consolidated balance sheets of Golden Minerals Company at December 31, 2010 and 2009 and the related statements of operations and comprehensive income(loss), equity and cash flows for the year ended December 31, 2010 and the 282 day period ended December 31, 2009 and our report to the Board of Directors and Shareholders of Apex Silver Mines Limited dated February 22, 2010, relating to the statements of operations and comprehensive income (loss), changes in equity and cash flows for the 83 day period ended March 24, 2009 and the year ended December 31, 2008, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 16, 2011

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM